EX-10.4

                              CONSORTIUM AGREEMENT

              This Academic Consortium Agreement made as of the 3rd day of August 2004 (the "EFFECTIVE DATE") by and between Sonoma College, Inc., a California corporation having its principal place of business at 1304 South Point Boulevard, Suite 280, Petaluma California 95442 ("SONOMA") and Casa Loma College, Inc., a California corporation, having its principal place of business at 6850 Van Nuys Boulevard, Suite 318, Van Nuys, California 91405 ("CASA" and together with Sonoma, the "PARTIES" and each individually, a "Party").

              WHEREAS each of the Parties has developed and created, educational, proprietary degree and/or certificate programs (each a "PROGRAM" and collectively, "PROGRAMS") which incorporate intellectual property and other proprietary rights of such Party, including without limitation Content (as defined herein); and

              WHEREAS, Sonoma has developed proprietary technology to deliver its general educational courses to students which consists of software methodologies and other proprietary technologies, methods, plug-ins, trade secrets and know-how (the "SONOMA PLATFORM"); and

              WHEREAS, the Parties wish to form an academic consortium (the "CONSORTIUM") to provide select Sonoma operated Programs at Casa's campuses and select Casa operated Programs at Sonoma's campuses in the form of "satellite programs" authorized and approved by the State of California's Bureau of Private Post-secondary Vocation Education ("BPPVE"); and

              WHEREAS, the Parties agree that the Consortium will initially focus on providing Sonoma's MRI Technologist Program at campuses owned and/or operated by Casa.

              NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

              I.     DEFINITIONS.

              "CONTENT" means text, pictures, sound, graphics, video and data provided by a Party to the other Party, as such materials may be modified from time to time.

              "INTELLECTUAL PROPERTY" means any and all now known or hereafter known tangible and intangible: (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works, (b) trademark, servicemark, trade dress and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, and (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated (including without limitation logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

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              II.    RESPONSIBILITIES OF THE PARTIES.

                     A. During the Term, the Parties shall cooperate with each other to identify certain Programs, that are currently offered by one Party through its facilities but not by the other Party, that the Parties mutually agree would be in their respective best interests to also make available through the other Party's facilities as a satellite program ("SATELLITE PROGRAM").

                     B.     For each  Program  identified  pursuant to Paragraph
       II. A above, the Parties shall complete and sign a separate Program specification (each a "PROGRAM SPECIFICATION") which shall reference this Agreement, and each such signed Program Specification shall be attached as an Exhibit to this Agreement and become a part of this Agreement. It is understood, however, that neither Party is obligated to license the use of a Program or any Content to the other Party until, unless, and only to the extent that a Program Specification is signed by both Parties.

                     C. Each Program Specification shall describe the Program, the responsibilities of each of the Parties in connection with the Satellite Program ("RESPONSIBILITIES"), any Content, to be delivered to the other Party in connection with the Satellite Program ("DELIVERABLES"), and the effective commencement date for the Satellite Program ("PROGRAM COMMENCEMENT DATE"). Each of the Parties shall use its best efforts to perform its Responsibilities and deliver the Deliverables in accordance with the schedules set forth in the Program Specification. Each party recognizes that time is of the essence with respect to all aspects of this agreement and the subject matter hereof.

              III.   GRANT OF LICENSE.

                     A. Subject to the terms and conditions of this Agreement, each of the Parties shall grant the other Party a limited, non-exclusive, non-transferable, world-wide license ("LICENSE") to use any Content that it provides to the other Party pursuant to this Agreement, solely to the extent expressly set forth in the applicable Program Specification (the "INTENDED USE"). All fields of use not expressly included within the Intended Use are specifically excluded from the scope of the License. In no event will a Party remove or alter any proprietary notice of the other Party, or any third party, contained on or any of the Content without the prior written consent of the Party that provided such Content.

              IV.    CONFIDENTIALITY.

                     A. Confidential Information. "CONFIDENTIAL INFORMATION" shall include all information and data furnished by one Party to the other, whether in oral, written, graphic or machine-readable form, including without limitation, code (source and object) specifications, user, operations or systems manuals, diagrams, graphs, models, sketches, technical data, flow charts, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, student and suppliers names and data, proprietary ideas, concepts, know-how, methodologies and all other information related to the disclosing party's business. For purposes of this Agreement, Confidential Information shall not include, and the obligations provided

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       hereunder  shall  not  apply  to,   information   that:  (a)  is  now  or
       subsequently becomes generally available to the public through no fault of the recipient; (b) recipient can demonstrate was rightfully in its possession prior to disclosure by the other party; (c) is independently
       developed  by  the  recipient   without  the  use  of  any   Confidential
       Information provided by the other party; (d) recipient rightfully obtained or obtains from a third party who has the right, without obligation to the other party, to transfer or disclose such information; or (e) is released or approved for release by the other party without restriction.

                     B. Care and Protection. Each party shall protect the other party's Confidential Information using at least the same standard of care that applies to its own similar Confidential Information, but not less than a reasonable standard of care.

                     C. Exceptions. Either party may disclose the other party's Confidential Information as required by any order of any government authority, or otherwise as required by law, or as necessary to establish and enforce that party's rights under this Agreement. Before disclosing the other party's Confidential Information for such purpose, reasonable effort must be made to notify the other party of the circumstances, and the parties shall cooperate with each other to obtain protection for the confidentiality thereof to the extent available.

                     D. Term of Confidentiality. Each party's obligation to protect the other party's Confidential Information shall expire five (5) years after the date of each respective disclosure thereof.

              All of the provisions of this paragraph IV shall survive any termination of this Agreement.

              V.     OWNERSHIP.

                     A. Each party acknowledges and agrees that it does not have any claim, right, title or interest in or to the other party's Intellectual Property except as explicitly provided herein. Further, each party acknowledges and agrees that it will use the other party's Intellectual Property solely as expressly permitted under this Agreement and in a manner consistent with the terms and conditions of this Agreement. Nothing contained in this Agreement will give either party any right, title or interest in or to any Intellectual Property of the other party, except for the limited rights expressly granted hereunder. Each party acknowledges and agrees that the other party (and its licensors, if applicable) has complete authority to control the use of its Intellectual Property. Nothing in this Agreement contemplates the joint development, joint works of authorship, or joint ownership of any Intellectual Property, and this Agreement shall not be construed so as to effect such joint development, joint works of authorship or joint ownership. If the parties desire to engage in any joint development efforts during the Term, the ownership rights of such developments will be established in a writing signed by an authorized member of each party and amended to this Agreement. Without limiting the foregoing, any Content provided by Sonoma to Casa pursuant to the Agreement ("SONOMA CONTENT"), the Sonoma Platform and all associated Intellectual Property rights are, and will remain, the sole and exclusive property of Sonoma or its third-party licensors, and no license, right, title, interest in and/or to the Sonoma

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       Content or Sonoma Platform is granted to Casa except as set forth in this
       Agreement. Likewise, any Content provided by Casa to Sonoma pursuant to the Agreement ("CASA CONTENT") and all associated intellectual property rights are, and will remain, the sole and exclusive property of Casa, and no license, right, title, interest in and/or to the Casa Content is granted to Sonoma except as set forth in this Agreement.

              All of the provisions of this paragraph V shall survive any termination of this Agreement.

              VI.    FEES, PAYMENT AND RELATED MATTERS.

                     A. All tuition and all other fees payable by or on behalf of a student in connection with a Satellite Program (collectively, the "TUITION FEES"), shall be collected by the Party that maintains administration and academic oversight of the Satellite Program and associated Program as set forth in the Program Specification (the "PROGRAM ADMINISTRATOR"). The Parties agree that the Party collecting the Tuition Fees shall pay to the other Party a percentage (the "FEE PERCENTAGE") of the Net Fees received by the Program Administrator in connection with the Satellite Program, such percentage shall be mutually agreed between the Parties and set forth in the applicable Program Specification. "NET FEES" means the Tuition Fees actually received by the Program Administrator less any applicable taxes, duties, discounts, refunds or credits, provided that any discounts or credits are in accordance with the Program Administrator's standard policies.

                     B. The Program Administrator shall, in its sole discretion, determine the amount of Tuition Fee and any other fees that are payable by a student enrolled in a Satellite Program; provided, however the Tuition Fee and any other fees shall be set forth in the Program Specification. The Program Administrator may, in its sole discretion, amend the Tuition Fee; provided, however, that it shall not change the Tuition Fee for any academic semester that has already commenced, and that it shall provide the other Party with sixty (60) days advance notice, in writing, prior to making any such change.

                     C. Within twenty (20) days after the end of each calendar month during the Term, the Program Administrator shall deliver to the other Party the Fee Percentage of the Net Fees together with a certificate of a duly authorized and responsible employee of the Program Administrator setting forth the Net Fee calculations during such calendar month and any and all other information necessary for the determination of Tuition Fees payable to the other Party under this Agreement.

                     D. The Parties agree to review the Fee Percentage set forth in each Program Specification each calendar quarter of the Term. Any amendments to a Fee Percentage shall not be effective unless it is stated in writing and is executed on behalf of each Party.

                     E. The Program Administrator will keep such records as will enable the Fees payable hereunder to be accurately determined by the other Party. Such records will be retained by the Program Administrator and made available to auditors selected by the other Party for examination at the request and at the expense of the other Party during

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       reasonable business hours at the offices of the Program  Administrator as set forth in the Program Specification for a period of at least five (5) years after the date of the transactions to which the records relate. Any confidential information obtained by such auditors regarding the business of the Program Administrator shall be held in strict confidence by such auditors and the other Party, except as may be necessary to prosecute an action to collect Fees. The Program shall reimburse the other Party for the costs of such audit if the audit determines that the Fees due as stated in any such certificate is understated by more than five percent (5%).

              VII.   WARRANTIES AND COVENANTS.

                     A. Each Party does hereby represent and warrant that this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligation. Each party further warrants that the execution of this Agreement does not, and with the passage of time, will not, materially conflict with or constitute a breach under any other agreement, judgment of instrument to which it is currently a party or by which it is currently bound.

                     B. Each Party does hereby represent and warrant that it is authorized by the state in which its campuses are located to provide each of the Program(s) and Satellite Program(s) set forth on a Program Specification in the manner required by this Agreement.

                     C. Each Party does hereby represent and warrant to the other Party that: (i) it has the right to grant the license to use its Content without the other Party directly or indirectly being required to pay a royalty to any third party; (ii) to the best of its knowledge, use of its Content or any part thereof will not infringe upon or violate the intellectual-property, publicity or privacy rights of any third party;
       (iii) to its knowledge any of its Content will not be defamatory, lewd, pornographic or obscene; (iv) to its knowledge that its Content will be in compliance with all applicable laws, and will not violate any laws regarding unfair competition, anti-discrimination or false advertising;
       (iv) no claim by any third party contesting the validity of any intellectual property rights in the Content has been made, is currently outstanding or, to the best knowledge of the Party, is threatened, and the Party has not received any notice of and is not aware of any fact indicating any infringement, misappropriation or violation by others of any intellectual property rights in its Content; (v) to its knowledge its Content will not contain any virus, worm, "trojan horse", time bomb or similar contaminating or destructive feature; and (vi) it will not knowingly infringe the patent, copyright or other proprietary rights in the other Party's Content nor knowingly assist others in doing so.

                     D. EXCEPT AS STATED HEREIN, THE SONOMA PLATFORM IS LICENSED AS-IS. IT IS UNDERSTOOD THAT SONOMA IS NOT MAKING AND EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES THAT THE USE OF ANY OTHER PRODUCT MADE BY OR FOR CASA, EXCEPT THAT "THE SONOMA PLATFORM" AS CONTAINED IN THE DELIVERABLES AND STANDING ALONE, WILL NOT INFRINGE THE PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER PROPRIETARY PROPERTY RIGHTS OF ANY THIRD PARTY.

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                     E.     EXCEPT  AS  STATED  HEREIN,   EACH  PARTY  EXPRESSLY
       DISCLAIMS ANY AND ALL WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                     F. REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE CONTENT OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF SUCH PARTY HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR HAS BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES.

              All of the provisions of this paragraph VII shall survive any termination of this Agreement.

              VIII.  INDEMNIFICATION.

                     A. GENERAL. Each party agrees to indemnify and hold harmless the other and its affiliates, and their respective officers, agents and employees, from and against any and all loss, liability and expense (including reasonable attorneys' fees) suffered or incurred (collectively "DAMAGES") by reason of any third party claims, proceedings or suits based on or arising out of: (i) breach of its representations and warranties hereunder, or (ii) any claim for infringement of any third party patent, copyright, trade secret, trademark or other proprietary right. Indemnification shall apply provided that the party seeking indemnification has given the indemnifying party prompt written notice of any such claim, permits the indemnifying party to defend the claim and have sole control over such defense, including appeals and all negotiations to affect settlement, and gives the indemnifying party all available information and assistance as is reasonably necessary for the defense.

                     B.     REMEDIES.   If  either  party   believes   that  any
       Intellectual Property licensed or provided under this Agreement has become, or in the opinion of such party may become, the subject of a claim for infringement, the party may, at its election and expense: (i) procure for the other party the right to continue using the same, or (ii) replace or modify the same so that it becomes non-infringing. The party shall elect one of the above remedies in the event of a preliminary or permanent court order prohibiting use of the Intellectual Property on a temporary or permanent basis. This section states each party's entire right and liability and sole and exclusive remedies with regard to any intellectual property infringement.

              All of the provisions of this paragraph VIII shall survive any termination of this Agreement.

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              IX.    TERM AND TERMINATION.

                     A. Term. The term of this Agreement shall be for a period of two (2) years from the Effective Date (the "INITIAL TERM"). Upon expiration of the Initial Term, this Agreement shall renew for successive two (2) year terms unless either Party shall give the other notice of its desire not to so renew the term no less than ninety (90) days prior to the expiration of the then-current two (2) year term (the Initial Term and each such renewal term, collectively, the "TERM").

                     B. Termination for Cause. Either party may terminate this Agreement during the Term as follows:

                            (i) in the event of a breach by the other Party of any of material term (including obligation to pay) of this Agreement if the breaching Party fails to correct or cure the breach within thirty
       (30) days after receipt of written notice stating the nature of the breach, the non-breaching Party shall have the option to: (i) continue this Agreement until the end of the then current student term; or (ii) immediately terminate this Agreement.

                            (ii) the other Party is declared insolvent or bankrupt, or makes an assignment of substantially all of its assets for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other party under any provision of the federal Bankruptcy Act or any amendment to that Act that is not terminated within thirty (30) days.

                     C. Effect of Termination for Cause. Upon Termination for Cause, the terminated Party shall indemnify the other Party for any Damages by reason arising out of such parties breach or insolvency.

                     D. Effect of Expiration of the Term or Termination without Cause. Upon termination or expiration of the Term for any reason other than for Cause, all rights and obligations of the parties under this Agreement shall be extinguished, except that: (a) all accrued payment obligations hereunder shall survive such termination or expiration; and (b) any provisions which must survive in order to give effect to their meaning, shall survive the completion, expiration, termination or cancellation of this Agreement.

                     E. Within ten (10) days of the date of termination or expiration of this Agreement, each Party shall return to the other Party any Deliverables received by such Party pursuant to this Agreement or otherwise.

              X.     MARKETING

                     A. Press Release. The Parties will jointly develop a press release announcing this Agreement and the activities contemplated hereunder which shall be issued at a time mutually determined by the Parties. Prior to issuance of this initial press release, neither party shall issue any press release on its own or make any public statement, written,

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       oral,  or  otherwise,   regarding   this  Agreement  and  the  activities
       contemplated hereunder, without the other Party's prior written approval.

                     B. Marketing. Following issuance of the initial press release, each party has the right to indicate publicly that it has entered into this Agreement and may promote the other Party on its respective Web site and in marketing materials, provided that each party will submit such materials to the other Party for prior approval, which shall not be unreasonably withheld or delayed. The parties may also jointly engage in public relations, trade shows, trade associations and other marketing activities in support of the launch and ongoing promotion of this Agreement as they mutually determine.

              XI.    MISCELLANEOUS.

                     A. Any assignment by the Licensee requires the written consent of the Licensor. Any transfer by the Licensor of the rights licensed in this Agreement shall be subject to all provisions of the present Agreement and the Licensor shall so notify the Licensee.

                     B. The headings and captions used in this Agreement are for convenience only and are not to be used in the interpretation of this Agreement.

                     C. The failure of either Party to require performance of any provision of this Agreement shall not affect the right to subsequently require the performance of such or any other provision of this Agreement. The waiver of either Party of a breach of any provision shall not be deemed to be a waiver of any subsequent breach of that provision or any subsequent breach of any other provision of this Agreement.

                     D. The Parties are independent contractors and engage in the operation of their own respective businesses. Neither Party is the agent or employee of the other Party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the two Parties. Neither Party has the authority to enter into any contract or to assume any obligation for the other party or to make any warranties or representations on behalf of the other Party.

                     E. If any provision of this Agreement is, or is determined to be, invalid, illegal or unenforceable, all remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provision of this Agreement shall be deemed to be dependent upon any provision so determined to be invalid, illegal or unenforceable unless otherwise expressly provided for herein. Should any provision of this Agreement be found or held to be invalid, illegal or unenforceable, in whole or in part, such provision shall be deemed amended to render it enforceable in accordance with the spirit and intent of this Agreement.

                     F. This Agreement has been entered into, delivered and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of California (without giving reference to choice-of-law provisions) from time to time in effect.


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                     G.     If a  dispute  arises  out  of or  relates  to  this
       Agreement  and  if  said  dispute   cannot  be  settled   through  direct
       discussions, the Parties agree to first endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its commercial mediation rules of JAMS/Endispute
       ("JAMS"),   with  the  following  exceptions  if  in  conflict:  (a)  one arbitrator shall be chosen by JAMS; (b) each party to the arbitration will pay its pro rata share of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (c) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS' rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive and may be entered in any court having jurisdiction thereof as a basis of judgment and of the issuance of execution for its collection. The Parties hereby consent to the non-exclusive jurisdiction of the courts of the State of California or to any Federal Court located within the State of California for any action arising out of, relating to, or in connection with, this Agreement, and to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law. Notwithstanding anything contained herein to the contrary, in the event of an arbitration proceeding or litigation brought pursuant to the terms of this Agreement, the prevailing Party shall be entitled to recover all costs of such proceeding or litigation (including reasonable attorney fees) from the other Party.

                     H. This Agreement contains the entire and exclusive agreement of the Parties with respect to its subject matter. This Agreement supersedes any agreements and understandings, whether written or oral, entered into by the Parties prior to its effective date and relating to its subject matter. No modification or amendment of this Agreement shall be effective unless it is stated in writing, specifically refers hereto and is executed on behalf of each Party.

                     I. Any notices required to be given or delivered to either party under the terms of this Agreement will be in writing and addressed to the party at the address and telephone number indicated below or such other address or telephone number as the party may designate, in writing, from time to time. All notices will be deemed to have been given or delivered upon: (i) personal delivery; (ii) two (2) business days after deposit with any return receipt express courier (prepaid); or (iii) one (1) business day after transmission and confirmed receipt by telecopier.

              If to Sonoma:

              1304 South Point Blvd.
              Suite 280
              Petaluma, CA 94954
              Attention: John Stalcup, President

              Fax: (707) 283-0808

              If to Casa:

              6850 Van Nuys Blvd., #318
              Van Nuys, CA 91405
              Attention: Greg Malone, CEO

              Fax: (818) 785-2191

                     J. Except for failures to make any payment when due, neither Party hereto shall be liable to the other for failure or delay in meeting any obligations hereunder as the result of strikes, lockouts, war, Acts of God, fire, flood or acts of government, if beyond the control of such Party.

                     K. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

              IN WITNESS WHEREOF, the Parties hereto have set their hands by their duly authorized representatives as of the day and year first above written.

Sonoma College, Inc                     Casa Loma College, Inc.


By: /s/ John Stalcup                    By: /s/ Greg Malone
    -----------------------                 -----------------------
    Name:  John Stalcup                     Name:  Greg Malone
    Title: President                        Title: Chief Executive Officer

                                   SCHEDULE A
--------------------------------------------------------------------------------
Sonoma College/Casa Loma College Gross Margin Analysis

                                    ---------------------------------------------------------
                                        Per         Per       Start      Start      Start
                                      Semester    Student       20         40         80
                                    ---------------------------------------------------------
Semester 1 - 18 weeks            18                                                                 Books supplies and other
    Tuition                                          4,100     82,000    164,000      328,000       materials are paid by the
    Student fee                                        250      5,000     10,000       20,000       students separately
    Online Instruction            5      2,400                 12,000     24,000       48,000
    Program Director        1633.33                            29,400     29,400       29,400       B/E = 15
    Clinic Supervisor       1444.44                            26,000     26,000       26,000
    LMS                                                280      6,600     11,200       22,400
                                                  --------   --------   --------   ----------
         Total Costs                                   280     73,000     80,000      125,800
                                                  --------   --------   --------   ----------

Semester 2 - 18 weeks            18
    Tuition                                          4,100     82,000    164,000      328,000
    Student fee                                        250      5,000     10,000       20,000
    Online Instruction            3      2,400                  7,200     14,400       28,800
    Program Director                                           29,400     29,400       29,400
    Clinic Supervisor                                          26,000     26,000       26,000
    Residential Instructor     1920                             1,920      3,840        7,680
    LMS                                                260      6,600     11,200       22,400
                                                  --------   --------   --------   ----------
         Total Costs                                   280     70,120     84,840      114,280
                                                  --------   --------   --------   ----------

Semester 3 - 18 weeks            18
    Tuition                                          4,100     82,000    164,000      328,000
    Student fee                                        250      5,000     10,000       20,000
    Online Instruction            3      2,400                  7,200     14,400       28,800
    Program Director                                           29,400     29,400       29,400
    Clinic Supervisor                                          26,000     26,000       26,000
    Residential Instructor     1920                             1,920      3,840        7,680
    LMS                                                260      6,600     11,200       22,400
                                                  --------   --------   --------   ----------
         Total Costs                                   280     70,120     84,840      114,280
                                                  --------   --------   --------   ----------

Semester 4 - 15 weeks            15
    Tuition                                          4,100     82,000    164,000      328,000
    Student fee                                        250      5,000     10,000       20,000
    Online Instruction            3      2,400                     --         --           --
    Program Director                                           24,500     24,500       24,500
    Clinic Supervisor                                          21,667     21,667       21,667
    LMS                        1920                     --         --         --           --
    Worker Comp                                        302      6,040     12,080       24,160
                                                  --------   --------   --------   ----------
         Total Costs                                   302     52,207     58,247       70,327
                                                  --------   --------   --------   ----------

Semester 5 - 15 weeks            15
    Tuition                                          4,100     82,000    164,000      328,000
    Student fee                                        250      5,000     10,000       20,000
    Online Instruction            1      2,400                  2,400      4,800        9,600
    Program Director                                           24,500     24,500       24,500
    Clinic Supervisor                                          21,667     21,667       21,667
    LMS                                                280      5,600     11,200       22,400
    Worker Comp                                        302      6,040     12,080       24,160
                                                  --------   --------   --------   ----------
         Total Costs                                   582     60,207     74,247      102,327
                                                  --------   --------   --------   ----------

         Program Costs                               1,724    325,653    392,773      527,013
         Program Income                                       435,000    870,000    1,740,000
                                                             --------   --------   ----------
         Gross Margin                                         109,347    477,227    1,212,987
                                                             --------   --------   ----------

         Sonoma College                     60%                65,608    286,336      727,792
         Casa Loma College                  40%                43,739    190,891      485,195